UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 8, 2009
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Romil Bahl as President and Chief Executive Officer
     On January 9, 2009, PRG-Schultz International, Inc. (the “Company”) announced that the Board of Directors has selected Romil Bahl to serve as the Company’s next President and Chief Executive Officer. Mr. Bahl will succeed Patrick G. Dills who has been serving as President and Chief Executive Officer on an interim basis since the departure of former Chairman, President and Chief Executive Officer, James B. McCurry, on November 30, 2008. Mr. Bahl’s appointment will become effective as of January 21, 2009, at which time Mr. Bahl will also be elected to serve as a member of the Company’s Board of Directors. Mr. Dills will continue to serve as the Company’s President and Chief Executive Officer until Mr. Bahl joins the Company, and will remain as Chairman of the Board.
     Prior to joining the Company, Mr. Bahl worked with Infosys Technologies, a publicly traded global technology and consulting services company, since April 2004.  Mr. Bahl was one of the founders and a Managing Director of Infosys Consulting, a wholly-owned subsidiary of Infosys Technologies, and since November 2007, he has led Infosys’ global Systems Integration business unit.  Prior to joining Infosys in 2004, Mr. Bahl led the global Consulting Services business of EDS and between 1995 and 2002 he held a number of senior roles at the management consulting firm of A.T. Kearney, last serving as the leader of the firm’s European Strategic Technology and Transformation Practice based in London. From 1992 to 1995, Mr. Bahl served in a number of roles at Deloitte Consulting.
Employment Agreement with Romil Bahl
     In connection with his appointment, on January 8, 2009, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Bahl, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Mr. Bahl’s employment agreement will become effective as of Mr. Bahl’s employment with the Company which is expected to be January 21, 2009 (the “Effective Date”). The material terms of the Employment Agreement are as follows:
1. Term. The Employment Agreement provides for a term of four years which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 90 days prior to the end of the original term or any additional term of its intention not to extend the agreement.
2. Compensation. The Employment Agreement provides for an annual base salary of $600,000. Mr. Bahl will be eligible for an annual target bonus equal to 100% of his annual base salary and a maximum bonus equal to 150% of his annual base salary, based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. Mr. Bahl will also be eligible to receive an additional one-time bonus in the aggregate amount of $1 million payable on the last regular payroll date in July 2010, subject to Mr. Bahl’s continued employment until such time. Mr. Bahl will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. The Employment Agreement provides for standard expense reimbursement, vacation time, and other standard executive benefits. Finally, the Company provided Mr. Bahl with relocation benefits in connection with his relocation to Atlanta, Georgia.
3. Equity Inducement Awards. Under the terms of the Employment Agreement, the Company intends to grant equity awards to Mr. Bahl consisting of an aggregate of 296,296 non-qualified options and 344,445 shares of restricted stock (the “Equity Inducement Awards”). The Equity Inducement Awards have been approved by the Company’s Compensation Committee and will be granted to Mr. Bahl in reliance upon Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) outside of the company’s 2008 Equity Incentive Plan as inducement awards material to Mr. Bahl’s employment. All of the options will have a seven year term and an exercise price equal to the closing price of the company common stock on the date of grant. 111,111 of the options and 233,334 shares of restricted stock will vest in equal increments over a period of four years. The remaining 185,185 options and 111,111 shares of restricted stock will vest in equal increments on the second and fourth anniversaries of the date of grant. In addition, the Equity Inducement Awards will vest upon a Change of Control of the Company (as defined in the Employment Agreement), and a portion of the Equity Inducement Awards will vest upon the occurrence of certain other events including the termination of Mr. Bahl by the Company without Cause or by Mr. Bahl for Good Reason (as such terms are defined in the Employment Agreement). The forms of the agreements covering the Equity Inducement Awards are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.
4. Post-Termination Benefits.
     (a) No Change of Control. If Mr. Bahl, other than within two years after a Change of Control, (x) terminates his employment for Good Reason, (y) is terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Agreement, then he is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service he has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Bahl’s employment termination occurs; (iii) continuation of health care plan coverage for the Severance Period; (iv) payment of any accrued obligations; (v) vesting of Mr. Bahl’s outstanding unvested Equity Inducement Awards that would have vested based solely on Mr. Bahl’s continued employment through the anniversary date of the commencement of Mr. Bahl’s employment with the Company immediately following the termination of his employment, and vesting in full of Mr. Bahl’s other outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of Mr. Bahl’s employment or the original expiration date of the options; (vi) payment of up to $20,000 of outplacement services; and (vii) if Mr. Bahl’s termination occurs before July 30, 2010, payment of a pro rata portion of Mr. Bahl’s $1 million bonus described above.
     (b) Change of Control. If, within 2 years following a Change in Control, Mr. Bahl (x) terminates his employment for Good Reason, (y) is terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then he is entitled to receive the same benefits as he would have received as described above under “No Change of Control” except that (i) the payment of Mr. Bahl’s annual base salary shall be for the period equal to the greater of two years or the sum of four weeks for each full year of continuous service he has with the Company (the “Change in Control Severance Period”) and (ii) the executive’s health care plan coverage shall continue for the Change in Control Severance Period.
     (c) For Cause. If the Company terminates Mr. Bahl’s employment for Cause or Mr. Bahl terminates the executive’s employment for other than a Good Reason, the Employment Agreement terminates and the Company will have no further obligations to Mr. Bahl other than to pay any accrued obligations.
5. Business Protection Agreements. Mr. Bahl is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.
     The foregoing description is qualified in its entirety by reference to the Employment Agreement.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:
Exhibit 10.1 Employment Agreement dated January 8, 2009, by and between Mr. Romil Bahl and the Company
Exhibit 10.2 Form of Nonqualified Stock Option Agreement
Exhibit 10.3 Form of Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: January 14, 2009